EMPLOYMENT AGREEMENT
                              --------------------


         BY THIS EMPLOYMENT AGREEMENT (the "Agreement") made and entered into this 1st day of July, 1997, AMTECH SYSTEMS, INC., an Arizona corporation ("Employer"), and JOHN R. KRIEGER ("Employee"), state, confirm and agree as follows:


                                   I. RECITALS
                                      --------

         1.1 Employer is engaged in the business of manufacturing and producing for profit equipment for the fabrication and handling of silicon semiconductor wafers ("Systems") and further improving technologies and intellectual properties having application to such business ("Employer's Business"). Employer's Business is conducted on a worldwide basis. All locations in which material portions of Employer's Business are, or may during the term of Employee's employment by Employer be, conducted are hereinafter collectively referred to as the "Market Area."

         1.2 Employer has acquired the assets of P.R. Hoffman Machine Products Corporation (the "Assets"), a company wholly owned by Employee and previously engaged in a business complementary to Employer's Business ("PRH") pursuant to an Asset Purchase Agreement of even date herewith. Henceforth, the commercial application of the Assets shall be considered a part of "Employer's Business".

         1.3 Employee has expertise in the business of manufacturing, marketing and distributing semiconductor equipment and related consumables used in the lapping and polishing of silicon semiconductor wafers and has knowledge of and personal relationships affecting the operations, business contacts, trade secrets, potential customers, marketing strategies and other confidential matters of critical significance to the commercial application of the Assets and to Employer's future prospects (the "Trade Secrets"). The aid or assistance by Employee to any competitor of Employer or direct competition of Employee respecting Employer's Business within the Market Area would materially and irreparably injure Employer.

         1.4 Employer desires to hire Employee, and Employee desires to accept such employment, on the terms and conditions hereinafter set forth.


                                 II. AGREEMENTS
                                     ----------

         2.1 Employment. Employer hereby employs Employee, and Employee hereby accepts such employment from Employer, on the terms and conditions set forth in this Agreement.

         2.2 Term. This Agreement will commence upon July 1, 1997 and it will continue in effect for four (4) years from such date.
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         2.3  Renewal  and  Review.   This  Agreement  shall  be  renewable  for
successive  one (1) year periods at the mutual  election of the Employee and the
Employer.   The  Board  of  Directors  of  the  Employer  (the  "Board")   shall
periodically, at least annually, review the salary established in Paragraph 2.6 hereof and may, in its discretion, increase such salary for any subsequent period in accordance with the Employee's contributions to the success of the Employer.

         2.4 Duties. During the term of this Agreement, the Employee shall perform such services for Employer as shall from time to time be assigned to Employee by the Board and the President of Employer, and shall devote all of his time, attention, skill and energies to the business of the Employer and shall serve it faithfully, diligently and to the best of his ability. The parties agree that Employee shall have principal responsibility for the management, operation and marketing of the business previously conducted by PRH and exploitation of the Assets. Employee shall be principally situated at Carlisle, Pennsylvania, the site of the Assets, for at least the first two years of the term of this Agreement; provided that Employee may be required to travel extensively in furtherance of Employer's Business and Employee's duties hereunder. The parties intend that Employee will subsequently relocate to Employer's principal headquarters and transition to a central management role to be determined by the mutual consent of Employer and Employee. The parties agree that Employee may elect to change his residence and place of principal employment to within a reasonable distance of Employer's Tempe, Arizona office after completion of the first two years of the term of this Agreement.

         2.5 Service as Board Member. If the Employee is elected or appointed as a member of the Board of Employer or any of its subsidiaries during all or any portion of the term of this Agreement, the Employee shall serve in such capacity without additional compensation.

         2.6 Compensation. Employee will receive the following compensation for his services during his term of employment:

                  (a) Subject to the immediately following sentences, a minimum gross base salary of $150,000 per year, which, after withholding and other required deductions, shall be paid in equal installments in accordance with the salary payment policies as may be established by Employer from time to time, but in no event shall such installments be less than monthly.

                  (b) Participate in any group benefit plan, medical plan and/or other benefit plans, either currently in effect or as may be established from time to time by the Board, for which Employee may be eligible to participate.

                  (c) Receive such other compensation as may from time to time be granted to Employee by the Board, in its discretion, including any bonuses if approved by the Board.

         2.7 Expenses and Miscellaneous Benefits. Upon receipt of reasonably detailed receipts and other documentation as required for obtaining a tax deduction under the codes and regulations of applicable tax authorities and as may be requested by Employer, Employer will pay or reimburse Employee for all ordinary and necessary business expenses incurred or paid
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
by Employee in furtherance of Employer's business, all in accordance with Employer's policies and procedures of general application. Employee will be permitted to take three (3) weeks of vacation annually during his first ten (10) years of service with Employer, and four (4) weeks thereafter. Vacation during any partial year shall be prorated.

         2.8 Termination.

                  (a) Death. In the event of the Employee's death during the term of this Agreement, this Agreement shall thereupon terminate and Employer shall pay to the Employee's beneficiary or estate, as that term is hereinafter defined, the pro rata portion of the Employee's salary which was earned but unpaid at the date of the Employee's death.

                  As used herein, the term "beneficiary or estate" means the person or persons designated by the Employee in the last written notice delivered to the Employer during his lifetime, or in the absence of such written notice, such person or persons designated by the Employee in his last will and testament specifically to receive Employee's benefits under the terms of this Agreement, or, in the absence of both written notice and such a designation, the Employee's estate. In the event that the Employee should during his lifetime designate a person or persons other than his wife as beneficiary or beneficiaries in such written notice, such notice to be valid must contain the signed consent of the Employee's spouse.

                  (b) Permanent Disability. In the event the Employee should become permanently disabled during the term of this Agreement, then this Agreement shall terminate. For the purposes hereof, "permanent disability" shall mean that disability resulting from injury, disease or other cause, whether mental or physical, which incapacitates the Employee from performing his normal duties as an employee, which appears to be permanent in nature and contemplates the continuous, necessary and substantially complete loss of all professional activities. The determination of "permanent disability" shall be made by a qualified physician licensed to practice medicine in the state of Arizona and acceptable to Employer.

                  (c) Temporary Disability. In the event the Employee should become disabled, and such disability is not permanent, as defined above, such disabled Employee shall be entitled to his salary for a period of one-hundred eighty (180) days. If such temporary disability continues longer than such one-hundred eighty (180) day period, then Employee shall be deemed to have become permanently disabled for the purposes of this Agreement at the end of said ninety (90) day period.
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
                  (d) Voluntary Withdrawal. The Employee may voluntarily terminate his employment hereunder by giving at least sixty (60) days prior written notice to the Board of his intention to withdraw. Such notice shall specify the end of a calendar month as the termination date.

                  (e) Dismissal. Employer may terminate Employee's employment under this Agreement at any time with or without cause (as defined in Section 2.9 hereof) by giving at least thirty (30) days written notice to the Employee at his address as listed on the Employer's records specifying the effective date of termination.

         2.9 Termination for Cause. This Agreement may be terminated for cause by Employer. "Cause" shall mean (i) Employee's wilful, repeated or negligent failure to perform his duties hereunder and to comply with any reasonable or proper direction given by or on behalf of the Company's Board of Directors and the continuation of such failure following twenty (20) days written notice to such effect, (ii) Employee being guilty of serious misconduct on the Company's premises or elsewhere, whether during the performance of his duties or not, which is reasonably likely to cause material damage to the reputation of the Company or render it materially more difficult for Employee to satisfactorily continue to perform his duties; (iii) Employee being found guilty in a criminal court of any offense of a nature which is reasonably likely to materially adversely affect the reputation of the Company or to materially prejudice its interests if Employee were to continue to be employed by the Company; (iv) Employee's commission of any act of fraud, theft or any intentional tort against the Company, or (v) Employee's violation of any of the material terms, covenants, representations or warranties contained in this Agreement and failure to correct such violation within twenty (20) days after written notice by the Company. Upon any termination under this Paragraph 2.9, Employee or Employee's estate, as the case may be, will be entitled to receive only that compensation due Employee through the date of termination.

         2.10 Termination Other than for Cause. In the event that Employer terminates this Agreement without cause, Employee will receive $150,000 per annum, net of withholding and other deductions required by law, for the balance of the remaining contract, payable at Employer's election either in a lump sum or at the times such salary would have been payable were Employee to remain employed by Employer.

         2.11 Noncompetition.

                  (a) Employee agrees that, except in accordance with his duties under this Agreement on behalf of Employer, he will not during the term of this Agreement:

                           (i) Participate in, be employed in any capacity by, serve as director, consultant, agent or representative for, or have any interest, directly or indirectly, in any enterprise which is engaged in the business of distributing, selling or otherwise trading in products or services which are competitive to any products or services distributed, sold or otherwise traded in by Employer or any of its subsidiaries during the term of the Employee's employment with Employer, or which are competitive to any products or services being actively developed, with the bona fide intent to market same, by Employer or its subsidiaries during the term of the Employee's employment with Employer.

                           (ii) In addition,  Employee  agrees that for a period
                  of seven and one-half (7.5) years after the date of this Agreement (unless Employer breaches this Agreement by failing to pay to the Employee all sums due him under the terms hereof, in which event the following provisions of this
                  Section 2.11(a) shall be inapplicable), Employee shall observe the covenants set forth in this Section 2.11 and shall not own, either directly or indirectly or through or in conjunction with one or more members of his spouse's family or through any trust or other contractual arrangement, a greater than five percent (5%) interest in, or otherwise control either directly or indirectly, any partnership, corporation, or other entity which distributes, sells, or otherwise trades in products which are competitive to any products or services being developed, distributed, sold or otherwise traded in by Employer or its subsidiaries, during the term of this Agreement, or being actively developed by Employer or any of Employer's subsidiaries during the term of this Agreement with Employer with a bona fide intent to market same. Employee further agrees, for such five year period following termination, to refrain from directly or indirectly soliciting Employer's vendors, customers or employees, except that the Employee may solicit Employer's vendors or customers in connection with a business that does not compete directly or indirectly with that of Employer or its subsidiaries.

                  (b) Employee hereby agrees that damages and any other remedy available at law would be inadequate to redress or remedy any loss or damage suffered by Employer upon any breach of the terms of this
         Section 2.11 by Employee, and Employee therefore agrees that Employer, in addition to recovering on any claim for damages or obtaining any other remedy available at law, also may enforce the terms of the
         Section 2.11 by injunction or specific performance, and may obtain any other appropriate remedy available in equity.

         2.12 Assignment of Patents. Employee shall disclose fully to Employer any and all discoveries and any and all ideas, concepts or inventions relating to Employer's Business which he shall conceive or make during his period of employment, or during the period of six months after his employment shall terminate, which are in whole or in part the result of his work with Employer. Such disclosure is to be made promptly after each such discovery or conception, and each such discovery, idea, concept or invention will become and remain the property of Employer, whether or not patent applications are filed thereon. Upon request and at the expense of Employer, Employee shall make application through the patent solicitors of Employer for letters patent of the United States and any and all other countries at the discretion of Employer on such discoveries, ideas and inventions, and assign all such applications to Employer, or at its order, forthwith, without additional payment by Employer during his period of employment and for reasonable compensation for time actually spent by Employee at such work at the request of Employer after the termination of the employment. Employee shall give Employer, its attorneys and solicitors, all reasonable assistance in preparing and prosecuting such applications
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
and, on the request of Employer, execute all papers and do all things that may be reasonably necessary to protect the right of Employer and vest in it or its assigns the discoveries, ideas or inventions, applications and letters patent herein contemplated. Said cooperation shall also include all actions reasonably necessary to aid Employer in the defense of its rights in the event of litigation.

         2.13 Trade Secrets.

                  (a) In the course of the term of this Agreement, it is anticipated that Employee shall have access to secret or confidential technical and commercial information, records, data, specifications, systems, methods, plans, designs, policies, inventions, material and other knowledge ("Confidential Material"), whether or not copyrighted, owned by Employer and its subsidiaries, including without limitation all such information and material relating to the Assets. Employee recognizes and acknowledges that included within the Confidential
         Material are Employer's confidential commercial information, technology, methods of manufacture, designs, and any computer programs, source codes, object codes, executable codes and related materials, including without limitation customer lists and all such information and material relating to the Assets, all as they may exist from time to time, and that they are valuable, special and unique aspects of Employer's Business. All such Confidential Material shall be and remain the property of the Company. Except as required by his duties to the Company, Employee shall not, directly or indirectly, either during the term of his employment or at any time thereafter, disclose or disseminate to anyone or make use of, for any purpose whatsoever, any Confidential Material. Upon termination of his employment, Employee shall promptly deliver to the Company all Confidential Material (including all copies thereof, whether prepared by Employee or others) which are in the possession or under the control of Employee. Employee shall not be deemed to have breached this Section 2.13 if (i) Employee shall be specifically compelled by lawful order of any judicial, legislative, or administrative authority or body to disclose any Confidential Material or else face civil or criminal penalty or sanction, or (ii) Employee can demonstrate by clear and convincing evidence that the Confidential Material is or became publicly and openly known and in the public domain through no fault of the Employee.

                  (b) Employee hereby agrees that damages and any other remedy available at law would be inadequate to redress or remedy any loss or damage suffered by Employer upon any breach of the terms of this
         Section 2.13 by Employee, and Employee therefore agrees that Employer, in addition to recovering on any claim for damages or obtaining any other remedy available at law, also may enforce the terms of this
         Section 2.13 by injunction or specific performance, and may obtain any other appropriate remedy available in equity.

         2.14 Representations and Warranties. The Employee hereby represents and warrants that the execution of this Agreement and the discharge of his obligations hereunder will not breach or conflict with any other contracts, agreements, covenants or understandings, either oral or written, between the Employee and any other party or parties.
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
         2.15 Assignment. This Agreement and the rights, interests and benefits shall not be assigned, transferred, pledged or hypothecated in any way and shall not be subject to execution, attachment or similar process. Any attempt to assign, transfer, pledge or hypothecate or make any other disposition of this Agreement or of such rights, interests and benefits contrary to the foregoing provision or the levy of any attachment or similar process thereupon, shall be null and void and without effect and shall relieve the Employer and Employee of any and all liability hereunder; provided, however, that the obligations set forth in Sections 2.11, 2.12 and 2.13 of this Agreement shall survive any termination of this Agreement.

         2.16 Attorneys' Fees. In the event either party hereto institutes an action or other proceeding to enforce any rights arising under this Agreement, the party prevailing in such action or other proceeding shall be paid all reasonable costs and attorneys' fees by the other party, such fees to be set by court and not by the jury.

         2.17 Notices. Any notice or communication to be given under the terms of this Agreement ("Notice") shall be in writing and delivered in person or deposited, certified or registered, in the United States mail, postage prepaid, addressed as follows:

         If to Employer:                Amtech Systems, Inc.
                                        131 S. Clark Drive
                                        Tempe, Arizona  85181
                                        Attn:  J.S. Whang

         If to Employee:                John R. Krieger
                                        4 Hall Drive
                                        Dillsburg, Pennsylvania 17019

or at such other address as either party may from time to time designate by Notice hereunder. Notices shall be effective upon delivery in person, or if mailed at midnight on the third business day after the date of mailing.

         2.18 Entire Agreement. This Agreement constitutes and embodies the full and complete understanding and agreement of the parties hereto and supersedes all prior understandings or agreements whether oral or in writing.

         2.19 Modifications and Amendments. This Agreement shall not be altered or amended except by a written agreement signed by the parties hereto.

         2.20 Benefit and Binding Effect. Except as herein otherwise expressly provided, this Agreement shall be binding upon and inure to the benefit of the Employer and its successors and assigns, including any corporation, person or other entity which may acquire all or substantially all of the assets of the business of Employer or any other corporation with or into which Employer is consolidated or merged, and the Employee and his heirs, executors, administrators and legal representatives; provided, however, that the obligations of Employee hereunder may not be delegated or assigned.
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
         2.21 Governing Law. This Agreement shall be governed by and construed in accordance with Pennsylvania law, without reference to conflict of laws principles. Notwithstanding the foregoing choice of law, the parties expressly agree that any controversy, dispute, litigation or claim arising out of the subject matter of this Agreement shall be brought or commenced only in a federal or state court located in Maricopa County, Arizona. The parties agree to be subject to the personal jurisdiction of the federal and/or state courts situated in Maricopa County, Arizona, and agree that a claim of forum non-conveniens shall not be a defense to an action initiated in such venues.

         2.22 Headings; Interpretation; Gender. The paragraph headings used herein are for convenience and reference only and are not intended to define, limit or describe the scope or intent of any provision of this Agreement. When used in this Agreement, the term "including" shall mean without limitation by reason of enumeration. Words used herein in the singular shall include the plural and words used herein in the masculine gender shall include the feminine in all cases where such would apply.

         2.23 Waiver. The failure of either party to insist, in any one or more instances, upon strict performance of any of the terms or conditions of this Agreement shall not be construed as a waiver or a relinquishment of any right granted hereunder or of the future performance of any such term, covenant or condition, but the obligations of either party with respect thereto shall continue in full force and effect.

         2.24 Severability. In the event that any portion of this Agreement may be held to be invalid or unenforceable for any reason whatsoever, it is agreed that said invalidity or unenforceability shall not affect the other portions of this Agreement and that the remaining covenants, terms and conditions, or portions thereof, shall remain in full force and effect, and any court of competent jurisdiction may so modify the objectionable provisions as to make it valid, reasonable and enforceable.

         2.25 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed a duplicate original.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement this 1st day of July, 1997.

                                        AMTECH SYSTEMS, INC.,
                                        an Arizona corporation

                                        By:
                                           -------------------------------------
                                        Its:
                                            ------------------------------------

                                                                        EMPLOYER


                                        ----------------------------------------
                                        JOHN R. KRIEGER
                                                                        EMPLOYEE
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